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                                                                    EXHIBIT 4.10

                                                                [EXECUTION COPY]

                          SECOND SUPPLEMENTAL INDENTURE
                                       TO
                       SERIES 2002-A INDENTURE SUPPLEMENT

                  SECOND SUPPLEMENTAL INDENTURE TO SERIES 2002-A INDENTURE SUPPLEMENT, dated as of November 18, 2003 (this "Supplemental Indenture"), between FNANB CREDIT CARD MASTER NOTE TRUST, a statutory trust organized and existing under the laws of the State of Delaware (the "Issuer"), and JPMORGAN CHASE BANK, a bank organized and existing under the laws of the State of New York, not in its individual capacity, but solely as Indenture Trustee (together with its successors in the trusts thereunder as provided in the Master Indenture referred to below, the "Indenture Trustee").

                             PRELIMINARY STATEMENTS

                  WHEREAS, the Issuer and the Indenture Trustee are parties to a Master Indenture dated as of July 1, 2002, as supplemented (the "Master Indenture"), as further supplemented by the Series 2002-A Indenture Supplement thereto dated as of July 19, 2002, as supplemented (the "Indenture Supplement");

                  WHEREAS, DC Funding International, Inc., a Delaware corporation ("DC Funding"), as Transferor, First North American National Bank, a national banking association ("FNANB"), as Servicer, Fleet Bank (RI), National Association, a national banking association (the "Bank"), JPMorgan Chasse Bank, as Trustee, and the Issuer are parties to an Assignment and Assumption Agreement dated as of November 18, 2003 pursuant to which (i) DC Funding has assigned to the Bank all of DC Funding's rights as Transferor under the Master Indenture (and all Supplemental Indentures) and the Bank has assumed the performance of every covenant and obligation of DC Funding as Transferor under the Master Indenture (and all Supplemental Indentures) and (ii) FNANB has assigned to the Bank all of FNANB's rights as Servicer under the Master Indenture (and all Supplemental Indentures) and the Bank has assumed the performance of every covenant and obligation of FNANB as Servicer under the Master Indenture (and all Supplemental Indentures);

                  WHEREAS, Section 10.2 of the Master Indenture provides that the Issuer and the Indenture Trustee, with the consent of the Holders of Notes representing more than 66-2/3% of the principal balance of the Outstanding Notes of each adversely affected Series, upon satisfaction of the Rating Agency Condition and when authorized by an Issuer Order, may enter into one or more indentures supplemental to any Indenture Supplement, among other purposes, to add any provisions to, or to change in any manner or eliminate any of the provisions of, such Indenture Supplement or to modify in any manner the rights of the Holders of the Notes under such Indenture Supplement (other than certain additions or changes that require the consent of the Holders of each outstanding Note affected thereby); and

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                  WHEREAS, the Issuer and the Indenture Trustee are entering into this Supplemental Indenture to amend the Indenture Supplement as set forth herein;

                  NOW, THEREFORE, in consideration of the mutual agreements contained herein, the Issuer and the Indenture Trustee agree as follows:

                  Section 1. Definitions. All terms used in this Supplemental Indenture that are defined in the Master Indenture (as supplemented by the Indenture Supplement) have the meanings assigned to them therein, except to the extent such terms are amended or modified in this Supplemental Indenture.

                  Section 2. Substitution of Fleet, as Transferor, for DC Funding, as Transferor. On and after the Assumption Date, all references in the Indenture Supplement to the Transferor shall be deemed to be references to Fleet in such capacity and not to DC Funding.

                  Section 3. Substitution of Fleet, as Servicer, for FNANB, as Servicer. On and after the Assumption Date, all references in the Indenture Supplement to the Servicer shall be deemed to be references to Fleet in such capacity and not to FNANB.

                  Section 4. Amendment of Section 2.1.

                  (a) Section 2.1 of the Indenture Supplement is hereby amended by deleting the definitions of "Circuit City" and "Financial Trigger Event."

                  (b) Section 2.1 of the Indenture Supplement is hereby amended by deleting the following text at the end of the definition of "Required Spread Account Percentage":

         "; and, provided further, that, notwithstanding any of the above to the contrary, if a Financial Trigger Event has occurred and is continuing, unless otherwise agreed to by Ambac, the Required Spread Account Percentage shall equal the greater of (x) the Required Spread Account Percentage determined in accordance with the table above and (y) 3.00%"

                  (c) Section 2.1 of the Indenture Supplement is hereby amended by deleting the definitions of "Insurance Agreement," "Premium Side Letter Agreement" and "Transaction Documents" in their entirety and by substituting the following therefor (solely for convenience, changed text is italicized):

                           "Insurance Agreement" means the Amended and Restated Insurance and Indemnity Agreement dated as of November 18, 2003 among Ambac, the Bank, the Issuer and the Indenture Trustee.

                           "Premium Side Letter Agreement" means the letter agreement dated November 18, 2003 among Ambac, the Bank and the Indenture Trustee setting forth the payment arrangements for the Monthly Series Enhancement Fee and certain other fees and expenses.

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                           "Transaction Documents" means the Master Indenture,
         this Indenture Supplement, the Transfer and Servicing Agreement, the Trust Agreement, the Administration Agreement, the Insurance Agreement, the Policy and, until the Certificate Trust Termination Date, the Pooling and Servicing Agreement and the Collateral Series Supplement

                  Section 5. Amendment of Section 4.5. Section 4.5 of the Indenture Supplement is hereby amended by substituting "the Bank" for "FNANB" in paragraph (a)(ii) of such section.

                  Section 6. Amendment of Section 6.1. Section 6.1 of the Indenture Supplement is hereby amended by deleting paragraph (vi) of such section in its entirety and by substituting the following therefor:

                           (vi) [RESERVED]

                  Section 7. Incorporation of Indenture Supplement. The Indenture Supplement as amended by this Supplemental Indenture is hereby incorporated by reference and forms a part of this instrument with the same force and effect as if set forth in full herein. In the event that any term or provision contained herein shall conflict or be inconsistent with any term or provision contained in the Indenture Supplement, the terms and provisions of this Supplemental Indenture shall govern. After the date hereof, any reference to the Indenture Supplement shall mean the Indenture Supplement as amended by this Supplemental Indenture.

                  Section 8. Ratification of Indenture Supplement. As amended by this Supplemental Indenture, the Indenture Supplement is in all respects ratified and confirmed, and the Indenture Supplement and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.

                  Section 9. Counterparts. This Supplemental Indenture may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

                  Section 10. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

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                  IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Supplemental Indenture to be duly executed by their respective officers as of the day and year first above written.

                                           FNANB CREDIT CARD MASTER NOTE TRUST,
                                           as Issuer

                                           By: WILMINGTON TRUST COMPANY,
                                           not in its individual capacity but
                                           solely as Owner Trustee

                                           By: /s/ Patricia A. Evans
                                               ______________________________
                                                Name: Patricia A. Evans
                                                Title: Assistant Vice President

                                           JPMORGAN CHASE BANK,
                                           not in its individual capacity but
                                           solely as Indenture Trustee

                                           By: /s/ WEN HAO WANG
                                               ______________________________
                                                Name: WEN HAO WANG
                                                Title: Assistant Vice President

Acknowledged and Accepted:

FLEET BANK (RI), NATIONAL ASSOCIATION,
as Transferor and as Servicer

By: /s/ Jeffrey A. Lipson
    _________________________________
     Name:  Jeffrey A. Lipson
     Title: Vice President

FNANB Bankcard Portfolio Sale
Second Supplemental Indenture to Series 2002-A Indenture Supplement November 18, 2003

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CONSENTED TO:

AMBAC ASSURANCE CORPORATION,
as deemed holder of the Class A Floating Rate
Asset Backed Notes, Series 2002-A

By: /s/ Aaron T. Caine
    -----------------------------------------
     Name: Aaron T. Caine
     Title: Vice President

FLEET BANK (RI), NATIONAL ASSOCIATION,
as record holder of the Class B Floating Rate
Asset Backed Notes, Series 2002-A

By: /s/ Jeffrey A. Lipson
    -----------------------------------------
     Name:  Jeffrey A. Lipson
     Title:    Vice President

FNANB Bankcard Portfolio Sale
Second Supplemental Indenture to Series 2002-A Indenture Supplement November 18, 2003